Exhibit 8.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

June 12, 2014
NRFC Sub-REIT Corp.
399 Park Avenue, 18th Floor
New York, New York 10022

NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, New York 10022

NRFC Sub-REIT Corp.
NorthStar Realty Finance Corp.
Qualification as Real Estate Investment Trusts

Ladies and Gentlemen:
We have acted as special tax counsel to NRFC Sub-REIT Corp., a Maryland corporation (“Sub-REIT”), and NorthStar Realty Finance Corp., a Maryland corporation (“NRF”), in connection with the preparation of a registration statement on Form S-4 (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission (the “SEC”), with respect to the registration of the issuance of common stock, $0.01 par value, 8.75% Series A Cumulative Redeemable Preferred Stock, $0.01 par value, 8.25% Series B Cumulative Redeemable Preferred Stock, $0.01 par value, 8.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value, 8.50% Series D Cumulative Redeemable Preferred Stock, $0.01 par value, and 8.75% Series E Cumulative Redeemable Preferred Stock, $0.01 par value, of Sub-REIT in connection with the merger of NRF with and into Sub-REIT. You have requested our opinion regarding certain U.S. federal income tax matters.

In giving this opinion letter, we have examined the following:
1.    Sub-REIT’s Articles of Incorporation;
2.    Sub-REIT’s Articles of Amendment and Restatement, in the form attached as exhibit 3.3 to the Registration Statement;
3.    NRF’s Articles of Amendment and Restatement;
4.    the Partnership’s Agreement of Northstar Realty Finance Limited Partnership, a Delaware limited partnership (the “Operating Partnership);
5.    the Articles of Merger, in the form attached as exhibit 2.1 to the Registration Statement;
6.    the Registration Statement and the prospectus filed as a part thereof (the “Prospectus”);
7.    the taxable REIT subsidiary (“TRS”) elections for N-Star Real Estate CDO I, Ltd., NS Servicing LLC (revoked effective as of April 1, 2011), 490 Post TRS, LLC, Seawall 2006-4A, Ltd., Abacus 2006-NS2, Ltd., MC Funding Ltd., NRFC Montevina Holding Corp., NRF-MC Management Holding Corp., NRF-Reindeer Ltd., NRFC Luxembourg Holdings I S.a.r.l., CIT CLO I, Ltd., MC Funding 2007-1, Ltd., MC Funding USTRS LLC, NorthStar Real Estate Securities Opportunity Fund GP, Ltd., Westchester CLO, Ltd., MC Funding USTRS II, LLC, MC Funding 2007-2 Ltd., Monroe Capital Funding II, Ltd., N-Star Real Estate CDO VII, Ltd., G/NRF Holdings Ltd., Midwest Care Holdco TRS I LLC, NorthStar Landco LLC, N-Star Real Estate CDO II, Ltd., N-Star Real Estate CDO V, Ltd., N-Star Real Estate CDO IX, Ltd., NRF Capital Markets LLC, NRFC HRH Holdings LLC, NS Servicing II LLC, NS Real Estate Income Trust Advisors Holding LLC, NRFC SBK Holdings LLC, NRFC Henry Holdings, LLC, NRF Corporate Holdco Ltd., Bayshore West Homes, LLC, NRFC PE Fund Investor II, LLC, NRFC PE Fund Investor IV, LLC, NRFC PE Fund Investor V, LLC, Bayshore AHP Homes, LLC, Project Shore Investors II, LLC, NorthStar MP OPCO JV, LLC, NS Real Estate Advisor Holdings II, LLC, HC Income Advisors Holding-T, LLC, Tristate Realty Investor-T, LLC and Bayshore AMC Homes, LLC (collectively, the “Sub-REIT TRSs”); and
8.    such other documents as we have deemed necessary or appropriate for purposes of this opinion.
In connection with the opinions rendered below, we have assumed, with your consent, that:
1.    each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;
2.    Sub-REIT’s Articles of Amendment and Restatement and the Articles of Merger will be executed, delivered, adopted, and filed, as applicable, in a form substantially similar to the forms filed as exhibits to the Registration Statement;
3.    the merger of NRF with and into Sub-REIT will occur in accordance with the Articles of Merger;
4.    during their taxable years ending (a) with respect to NRF, as of the Effective Time (as defined in the Articles of Merger), and (b) with respect to Sub-REIT, December 31, 2014 and future taxable years, Sub-REIT and NRF will operate in a manner that will make the factual representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of Sub-REIT and NRF (the “Officer’s Certificate”), true for such periods;
5.    the Sub-REIT will not make any amendments to its organizational documents or the organizational documents of the Operating Partnership, NRF, or the Sub-REIT TRSs after the date of this opinion that would affect its qualification as a REIT for any taxable year; and
6.    no action will be taken by Sub-REIT, NRF, the Operating Partnership, or the Sub-REIT TRSs after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.
In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate. No facts have come to our attention that would cause us to question the accuracy and completeness of such factual representations in a material way.
Based solely on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, and the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations— U.S. Federal Income Tax Considerations Related to Our and NRF’s REIT Status” (which is incorporated herein by reference), and without further investigation, we are of the opinion that:
(a)    each of Sub-REIT and NRF qualified to be taxed as a real estate investment trust (a “REIT”) pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for their taxable years ended December 31, 2004 through December 31, 2013, and each of Sub-REIT’s and NRF’s organization and current and proposed methods of operation will enable (i)Sub-REIT to continue to qualify as a REIT for its taxable years ending December 31, 2014 and in the future, and (ii) NRF to continue to qualify as a REIT for its taxable year ending as of the Effective Time (as defined in the Articles of Merger); and
(b)     the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations— U.S. Federal Income Tax Considerations Related to Our and NRF’s REIT Status” are correct in all material respects.
We will not review on a continuing basis Sub-REIT’s or NRF’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of Sub-REIT’s or NRF’s operations will satisfy the requirements for qualification and taxation as a REIT in any given period. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Officer’s Certificate.
The foregoing opinions are based on current provisions of the Code, the Treasury regulations (the “Regulations”), published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent Sub-REIT or NRF from qualifying as REITs.
The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter speaks only as of the date hereof. Except as described in the next paragraph, this opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the captions “Material U.S. Federal Income Tax Considerations— U.S. Federal Income Tax Considerations Related to Our and NRF’s REIT Status” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Hunton & Williams LLP

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
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